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                                                                    EXHIBIT 10.5

Alphaville Commercial Center
Calcade das Rosas, 126

Phone:  421-3235 - Facsimile:  421-3337                   LIVING
IMOVEIS
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                  REAL ESTATE RENT AGREEMENT PRIVATE INSTRUMENT
                         (English translation of terms)

         There are parties in the present instrument:

A) At one side, in the quality of LESSOR, hereinafter simply designated as LESSOR, MR. PIERO BALDUCCI, Brazilian, industrial, bearer of the Identify Card RG N.1.565.292 SSP/SP and enrolled in the Taxpayer's Number 028.070.848-34 and his wife MRS. ELVIRA MIRIAM COLO BALDUCCI, Brazilian, industrial, bearer of the Identity Card RG N.1.358.564 SSP/SP and enrolled in the Taxpayer's Number 028.070.928-53, married under the matrimonial joint ownership of property before the law 6.515/77 legal effect, resident and domiciled at Barueri, Sao Paulo State, at Alameda Belgica, 512, Residential Alphaville (01), Barueri - SP,

B) And at the other side, in the quality of LESSEE, the company hereinafter simply designated as O'GARA HESS & EISENHARDT DO BRASIL LTDA., enrolled in the Taxpayer's Number 01.050.021/0001-84, hereinafter duly represented by its director, MR. PAUL CESAR FERRAO AMORIM, Brazilian, business administrator, married, bearer of the Identify Card RG. N.6.4001.491 SSP/RS and of the Taxpayer's Number 722.498.387-04, resident and domiciled at Alameda Sao Carlos, 254, Residential Alphaville (04), Santana do Parnaibe - SP, with the telephone number of 725-2794 and Zip Code 06486-020.

THE PARTIES ABOVE DESIGNATED AND QUALIFIED HAVE BETWEEN THEM, FAIR AND CONTRACTED THE FOLLOWING, THAT MUTUALLY CONFER AND ACCEPT,
NAMELY:

FIRST CLAUSE - THE REAL ESTATE

The Lessor, being the owner of the real estate located at the "Centro Empresarial e Industrial Alphaville", Barueri Territory, Sao Paulo State, at Avenida Tambore, 1.393, composed of the main floor, 1st floor, second floor and shed, rent it to the present LESSEE for exclusively COMMERCIAL and INDUSTRIAL finalities, in the following conditions:



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The term of duration of the present Agreement is of 48 (forty eight) months, beginning on 04/01/1996 and ending at 03/31/2.000, when it shall occur the real estate vacation, under the penalty of the LESSEE to be subject to the competent judicial repossession procedure and other legal sanctions.

SOLE PARAGRAPH: The above convened term might be extended, since that the LESSEE manifest itself in written 30 (thirty) days before the maturity of the present Agreement and accepts the LESSOR freely established conditions with relation to the value, clauses and market conditions.

THIRD CLAUSE - THE PRICE

The rent value for the period described in the precedent Clause is of R$ 13.000,00 (thirteen thousand Reais), thus the now contracting parties agree of common consent, that the mentioned payments will be made by the LESSOR to the LESSEE always on the 5th (fifth) subsequent day of each expired month, wherever he will indicate.

FIRST PARAGRAPH: The LESSEE will have a 30 (thirty) day's lack, being agreed that the discount will be applied to the second rent payment.

SECOND PARAGRAPH: The rent payment, made beyond the above established term, will implicate on the 10% (ten percent) correspondent fine collection over the matured debt, and if the delay will be superior to 30 (thirty) days, it will be also subject to moratory interests of 1% (one percent) by month and to the monetary correction based in the IGP- M "pro rata dies" accrued variation, enforceable together with the principal, beyond the lawyer's fees of 20% (twenty percent) over the total debt.

THIRD PARAGRAPH: The LESSEE will have the exclusive payment responsibility of all the expenses as the water, light, gas, telephone consume and service charge, eventually incident over the unit, beyond the taxes, as well as any extra expenses, that might be created and appertain to the LESSEE by law.

FOURTH PARAGRAPH: The LESSEE engages and obliges itself since now, by the occasion of the real estate now transferred restitution, to pay for any pendent expenses that might exist.

FIFTH PARAGRAPH: For the readjustment effect, there shall always be observed the in force legislation criteria or of the one of the legislation that starts to be in force in the course of the present agreement, in such a way that, for the moment the readjustments will be "annual", due to what is determined by the law
N. 9.069/95.

SIXTH PARAGRAPH: It remains fair and contracted between the parties that the first rent will be paid with anticipation to Living Imoveis Ltda., at the due commission remuneration title by the renting intermediation now contracted.

SEVENTH PARAGRAPH: It's clarified that every amount due and paid now and in the future by the LESSEE to the LESSOR, will be withdrew of the deductions and retentions previewed in Law.

FOURTH CLAUSE:  CONSERVATION


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The LESSEE declares that receives the real estate now ceded, in perfect state of conservation, hygiene, cleanness, and functioning, mainly with relation to the electric, hydraulic, masonry, floors, squares, glasses and locks parts, which the LESSEE declares to know, compromising himself to refund everything at the end, in perfect conditions, in accordance with the verification to be made when of the keys devolution.

FIRST PARAGRAPH: All the taxes and fees concerning to the building construction, as the "Habite-se", "INSS", will be of total responsibility of the LESSOR.

SECOND PARAGRAPH: The LESSOR shall present the "HABITE-SE", between 5 (five) days after the beginning of the term of the present agreement, in order to make possible that the LESSEE might register his company, under the penalty of not being due the rents, until the presentation of the same and also being characterized an agreement infraction of serious nature, that might cause it's rescission, with the concomitant application of the previewed penalties.

CLAUSE FIFTH - OBLIGATIONS

Beyond others, previewed in the present agreement and deriving from the law, the LESSEE obligations, as of the signature of the present agreement, are:

A) to use the real estate and the assets that garnish it exclusively for the stipulated use, treating them with the same care as if they were of its property, returning them at the end of the rent period in perfect state, as they were received.

B) to pay in the due time the payments resulting from the agreement, the taxes, fees, vigilance, that might incur on real estate or that start to incur, beyond the cleanness, power and light, water and sanitation payments and extra expenses, being observed the occupation period by the LESSEE. Such amounts shall be reimbursed to the LESSOR, after that the respective payments are made by him, trough the evidence's presentation.

C) to take to the LESSOR immediately knowledge the third parties perturbations or any problems that might occur in the real estate.

D) to be responsible for the Public Policy demands related to its acts.

R) to respect the restrictions that burden the agreement, the taxes, fees, vigilance, that might incur on real estate that is object of the present agreement, obliging himself since now to respect it completely, by himself and by his successors at any title. The non-observance will be considered as a contractual infraction.

F) to allow the LESSOR, by himself or third parties, to inspect the real estate object of the present agreement, always that the he understands that it's convenient, therefore, within the dates and times scheduled with a minimum antecedence of 72 (seventy two) hours and they won't be able to compromise the company's works good performance.

G) to deliver, in the 90 (ninety days) term as of the present date, an insurance bond having as the beneficiary the LESSOR - for the herein contracted real estate, in the value of 30 (thirty) times the rent value, in force at that time.


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H) the LESSEE might sublease the real estate for the group companies or for companies that eventually make joint ventures with the LESSEE, since that it continues being completely responsible for the total rent payment.

SIXTH CLAUSE:  THE PROHIBITIONS

Despite of any other prohibitions, previewed in the present agreement or in law, the LESSEE is forbidden to:

A) to construct, except if through a LESSOR'S previous written authorization, any works or betterment, no matter if useful, necessary or voluntary, in the rented real estate, even though they aim to adapt it to the LESSEE needs or activities. The LESSEE shall observe all the Public Entities determinations and restrictions existing in the works edification and betterment.

B) to abandon the rented building or to require the present agreement rescission, even though before any Public Authorities intimation, except if realizing a judicial inspection that determine that, the real estate is without use conditions. In this case, the LESSEE shall not be subject to any indemnification payment, except if the lack of conditions to use the real estate will be originated of the bad use of it's part, or in virtue of any other act or omission that it might be liable for.

SEVENTH CLAUSE:  THE EXPROPRIATION

In the event of the expropriation of the real estate object of the present agreement, amicable or judicial, the rents and charges will be due until the effective writ of entry of the Eminent Domain. In the occurrence of this hypothesis, none of the parties will be obliged to indemnify the other, with the exception of the LESSEE right to demand of the Eminent Domain an eventual indemnification that it might be entitled to.

EIGHT CLAUSE - BETTERMENT

The betterment and the works that might be realized, at the LESSOR criteria, will remain incorporated to the real estate, the LESSEE not being able, in any case, to allege the retention, compensation or indemnification right due to the betterment, being that the same will be always paid only by itself.

SOLE PARAGRAPH: With relation to the company, the LESSEE might withdraw all the goods pertaining to it, such as equipment, machines, telephones, utensils, furniture, signs, etc., that eventually, have been installed on the same.

NINTH CLAUSE - THE FINE

It's established the fine equal to 03 (three) rents in force at the time, independently of the amount of time elapsed, to be imposed to the party that might violate any clause of the present agreement, not being allowed to any one of them, to be released of the agreement's obligations by the fine payment, that will be due as many times the infractions will be committed, being the innocent party able to consider the present rent rescinded, of plenary right.


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FIRST PARAGRAPH: The fine will always be due in whole, whatever will be the time already elapsed, being avoided, by the parties convention, the Civil Code
Article 924 and 923 norm incidence.

SECOND PARAGRAPH: The fine now fixed, won't free the LESSOR of the culpose damages payment caused to the rented real estate, nor shall it be compensated for such finality.

THIRD PARAGRAPH: Everything that will be due related to the present agreement, and that can't be recovered through an execution proceeding, will be collected through the competent judicial procedure, being at the guilty part's responsibility, beyond the principal, the judicial and extrajudicial expenses and the lawyers fees paid by the innocent part to the constituted lawyer for its rights defense, since now fixed in 20% (twenty percent).

TENTH CLAUSE - GUARANTY

As guarantor and main payer of all the LESSEE assumed obligations in the present agreement, with no limits neither solidarity with a guaranty and with the Civil Code articles 1458, 1498, 1499, 1500, 1503 to 1504 renunciation, signs the present, MR. PAULO CESAR FERRAO AMORIN, Brazilian, business administrator, bearer of the Identity Card RG N. 6.400.1491 SSP/S and enrolled in the Taxpayer's Number 722.498.387-04, married under the matrimonial joint ownership of property, before the enforcement of the Law 6.515/77, with MRS. DORIS VIRGINIA FRAGA DE AMORIM, Brazilian, housewife, bearer of the identity card RG
N. 494.954 SSP/ES and enrolled in the Taxpayer's Number 719.738.857- 00, resident and domiciled at Alameda Sao Carlos, 254 Residential Alphaville (04), Santana do Parnaiba - SP, with the phone 725-2794 and the Zip Code 06486-020.

FIRST PARAGRAPH: The guarantor's responsibility remains until the effective keys delivery.

SECOND PARAGRAPH: The guarantor, declares that the LESSOR doesn't need to give a previous knowledge to him, the guarantor, of any infraction to the agreement or delay of the agreed, recognizing as his obligation the personal and periodic notification, the punctuality and the fulfillment of the LESSEE'S obligations.

THIRD PARAGRAPH: In the event of death, insolvency or bankruptcy of the guarantor, the LESSEE will be obliged to, within the term of 30 (thirty days), furnish idoneous substitutes, by the LESSOR's criteria, under the penalty of being characterized, a serious nature contractual infraction, provider of its rescission, with the previewed penalties concomitant enforcement.

TENTH FIRST CLAUSE - THE SALE OR ALIENATION

It remains expressively previewed the obedience and respect to eventual buyers, with relation to the present agreement, its prorogation and/or renovation. Thus, it's an essential condition of the business the registration and recording of the present agreement, in the terms and for the legal effects. In this way, in the event of the LESSOR don't exercise his preference right and if the real estate is transferred to third parties, the present agreement shall be complied with and respected by the eventual buyer in all of its clauses and conditions, in the terms of the legislation in force.


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TENTH SECOND CLAUSE - THE POWER OF ATTORNEY

Since now the LESSOR nominates the LESSEE as his attorney for the special finality to represent him before the government offices, Barueri County's Prefecture, and other organs, with the specific objective of obtaining the necessary authorizations for the exploitation of his business, industrial and services field.

TENTH THIRD CLAUSE - JURISDICTION

The parties elect, if the most privileged it might be, the Barueri County Jurisdiction, Sao Paulo State, in other words, the one of the real estate localization, in order that the doubts or questions arising from the present instrument might be solved there. In the event that there will be a need to go to Court, the looser part will bear all the winner part fees, since now being stipulated in 20% (twenty percent) of the value of matter in dispute.

AND BEING FAIR AND CONTRACTED, THE PARTIES SIGN THE PRESENT INSTRUMENT, IN 03 (THREE) COUNTERPARTS OF THE SAME MEANING, IN THE PRESENCE OF THE TESTIMONIES UNDER, THAT ALSO SIGN IT.


                                                     Barueri, March 8th, 1996.


LESSORS:___________________
         PIERO BALDUCCI

         _____________________
         ELVIRA MIRIAM COLO BALDUCCI

LESSEE:________________________
         O'GARA HESS & EISENHARDT DO BRASIL LTDA.
         PAULO CESAR FERRAO AMORIM

GUARANTORS:___________________
         PAULO CESAR FERRAO AMORIM

         _____________________
         DORIS VIRGINIA FRAGA DE AMORIM

WITNESSES:

_____________________________           _____________________________

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